Exhibit 21.1

INDUSTRIAL LOGISTICS PROPERTIES TRUST
SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
Alpha BT LLC	Maryland
Hawaii MMGD LLC	Maryland
Hawaii Phoenix Properties LLC	Maryland
Higgins Properties LLC	Maryland
ILPT Avon LLC	Maryland
ILPT Florida LLC	Maryland
ILPT Mahwah LLC	Maryland
ILPT Newton Iowa LLC	Maryland
ILPT TN LLC	Maryland
ILPT Tower LLC	Maryland
ILPT Trails Road LLC	Maryland
ILPT Virginia LLC	Maryland
ILPT Windsor LLC	Maryland
LTMAC Properties LLC	Maryland
Masters Properties LLC	Maryland
Orville Properties LLC	Maryland
RFRI Properties LLC	Maryland
Robin 1 Properties LLC	Maryland
SIR Albany LLC	Delaware
SIR Ankeny LLC	Delaware
SIR Asheville LLC	Delaware
SIR Baton Rouge LLC	Delaware
SIR Bemidji LLC	Delaware
SIR Brookfield LLC	Delaware
SIR Burlington LLC	Delaware
SIR Chesterfield LLC	Delaware
SIR Chillicothe LLC	Delaware
SIR Denver LLC	Delaware
SIR Fernley LLC	Delaware
SIR Fort Smith LLC	Delaware
SIR Harvey LLC	Delaware
SIR ID Colorado Springs LLC	Delaware
SIR Kalamazoo LLC	Delaware
SIR Lafayette LLC	Delaware
SIR Lincoln LLC	Delaware
SIR McAlester LLC	Delaware
SIR Minot LLC	Delaware
SIR Murfreesboro LLC	Delaware
SIR North East LLC	Delaware
SIR Obetz LLC	Delaware
SIR Orange Township LLC	Delaware
SIR Pocatello LLC	Delaware
SIR Pueblo LLC	Delaware
SIR Rock Hill LLC	Delaware
SIR Rockford (American) LLC	Delaware
SIR Salt Lake City LLC	Delaware
SIR South Point LLC	Delaware
SIR Spartanburg LLC	Delaware
Tanaka Properties LLC	Maryland
TedCal Properties LLC	Maryland
TSM Properties LLC	Maryland
Z&A Properties LLC	Maryland